SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       __________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 15, 2005

                                   __________

                           GREG MANNING AUCTIONS, INC.

             (Exact name of registrant as specified in its charter)



           Delaware                     1-11988                  22-2365834
(State or Other Jurisdiction of  (Commission File Number)     (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


             775 Passaic Avenue,

           West Caldwell, New Jersey                                  07006
    (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (973) 882-0004

Item 2.01.  Acquisition or Disposition of Assets

On July 15, 2005, Greg Manning Auctions, Inc. ("GMAI") and its majority shareholder Afinsa Bienes Tangibles, S.A. ("Afinsa") acquired all of the issued and outstanding capital stock of A-Mark Precious Metals, Inc. ("PMI"), an indirect subsidiary of A-Mark Financial Corporation. The buyer was Spectrum PMI, Inc. ("Spectrum PMI"), a newly formed acquisition entity owned 80% by Spectrum Numismatics International, Inc., a wholly-owned subsidiary of GMAI ("Spectrum"), and 20% by Auctentia, S.L., a wholly-owned subsidiary of Afinsa. PMI is a full service metals trading company engaged primarily in the wholesale purchase and sale of gold, silver and platinum. PMI also provides a range of collateralized financing products and trading services related to precious metals.

Pursuant to the Stock Purchase Agreement, dated as of July 15, 2005, by and between Spectrum PMI, on the one hand, and A-Mark Holding, Inc. and Steven C. Markoff, on the other hand (the "Stock Purchase Agreement") and the Noncompetition Agreement, dated July 15, 2005, between Spectrum PMI, PMI and Steven C. Markoff, the purchase price was approximately $20 million cash, which was determined by negotiation between the parties. Pursuant to the Stock Purchase Agreement, the purchase price is subject to post-closing adjustment based on the difference, if any, between the estimated and actual net book value of PMI on the closing date. The sellers may also be entitled to future payments based on (i) certain new business of PMI and (ii) certain tax savings to GMAI resulting from the transaction.

The purchase price was funded 80% from internal working capital and 20% from Afinsa.

The foregoing discussion is qualified by reference to the full text of the Stock Purchase Agreement and the Noncompetition Agreement, which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference in their entirety.

Goldline International, Inc., of which Steven C. Markoff is a director and indirectly holds a minority interest, has been a longstanding and major customer of both Spectrum and PMI.

Item 9.01.  Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

In accordance with Item 9.01(a)(4), these financial statements will be filed no later than 71 days after the date of filing this report.

 (b)  Pro Forma Financial Information

In accordance with Item 9.01(b)(2), these financial statements will be filed no later than 71 days after the date of filing this report.

(c)   Exhibits

10.1 Stock Purchase Agreement, dated as of July 15, 2005, by and between Spectrum PMI, Inc., on the one hand, and A-Mark Holding, Inc. and Steven C. Markoff, on the other hand.

99.1 Noncompetition Agreement, dated July 15, 2005, among Spectrum PMI, Inc., A-Mark Precious Metals, Inc. and Steven C. Markoff.

99.2 Press Release issued by Greg Manning Auctions, Inc., dated July 18, 2005, reporting the acquisition of A-Mark Precious Metals, Inc.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2005

                                    GREG MANNING AUCTIONS, INC.



                                    By: /s/ Larry Crawford
                                       -----------------------------
                                       Larry Crawford
                                       Chief Financial Officer